Exhibit 23(A)

Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-35529, No. 333-35531, No. 333-27081, No. 33-50371, No. 33-50381, No. 33-21717,
No. 33-19049, No. 33-04407, No. 2-97395, No. 2-78417, No. 33-
40438 and No. 333-16833) of Arvin Industries, Inc. of our report dated January 24, 1998 appearing in this Form 10-K.

Price Waterhouse LLP
/s/ Price Waterhouse LLP
Indianapolis, Indiana
March 16, 1998